Exhibit 10.52

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of November 25, 2025, by and among Vroom, Inc., a Delaware corporation (the “Company”), and Robert J. Mylod, Jr. (the “Investor”).

WHEREAS, the Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act;

WHEREAS, the Company has authorized the issuance of a new series of Senior Secured Delayed Draw Notes due 2026 of the Company (the “Notes”), in the form attached hereto as Exhibit A (the “Note”);

WHEREAS, the Investor wishes to acquire, and the Company wishes to sell and deliver to the Investor, the original principal amount of the Notes set forth opposite the Investor’s name on Schedule I hereto under the heading “Original Principal Amount of Notes Purchased” for a purchase price equal to 100.0% of the original principal amount of the Notes (the “Purchase Price”), on the terms and subject to the conditions contained in this Agreement, in a transaction exempt from registration under the Securities Act (as defined below); and

WHEREAS, the Notes will be secured on a first-priority basis (subject to Permitted Liens) by the Collateral (as defined below) pursuant to the Security Agreement, dated as of the Closing Date (the “Security Agreement”), between the Company and the Investor.

NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the Company and the Investor agree as follows:

1.
Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediates, controls, is controlled by or is under common control with such Person.

“Aggregate Purchase Price” has the meaning set forth in Section 2.2.

“Agreement” has the meaning set forth in the recitals.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of the Company, as currently in effect.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning ascribed thereto in the Security Agreement.

“Common Stock” means the Company’s common stock, par value $0.001.

“Company” has the meaning set forth in the recitals.

“Disclosure Documents” has the meaning set forth in Section 5.2(a).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

“Financial Statements” has the meaning set forth in Section 3.1.

“Fundamental Representations” means the representations and warranties made by the Company in Sections 3.1, 3.2, 3.3, 3.5, 3.6, 3.7, 3.8, 3.9, 3.11, 3.12, 3.13 and 3.14.

“GAAP” has the meaning set forth in Section 3.9.

“Indemnified Persons” has the meaning set forth in Section 5.4(a).

“Investor” has the meanings set forth in the recitals.

“Material Adverse Effect” has the meaning set forth in Section 3.1.

“Notes” has the meaning set forth in the recitals.

“Perfection Certificate” means a perfection certificate (in form and substance acceptable to the Investor) with respect to the Collateral executed by the Company and delivered to the Investor in accordance with the terms of the Notes.

“Permitted Liens” means (a) liens in favor of the Investor under the Security Documents; (b) liens existing on the Closing Date and disclosed by the Company in writing to the Investor prior to the Closing Date; (c) non-exclusive licenses and leases in the ordinary course; (d) liens for taxes not yet due or being contested in good faith with adequate reserves; (e) purchase money and equipment financings liens securing an aggregate principal amount not to exceed $1,000,000; and (f) other liens consented to by the Investor in writing.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Purchase Price” has the meaning set forth in the recitals.

“Restated Certificate of Incorporation” means the Restated Certificate of Incorporation of the Company, as amended, as currently in effect.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Security Documents” means the Security Agreement, the Perfection Certificate, any intellectual property security agreement, control agreements, account pledge agreements, mortgages or deeds of trust, UCC financing statements and all other agreements, documents and filings delivered to grant, perfect or maintain liens in the Collateral in favor of the Investor.

“SEC Reports” means (a) the Company’s most recently filed Annual Report on Form 10-K and (b) all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed or furnished (as applicable) by the Company following the end of the most recent fiscal year for which an Annual Report on Form 10-K has been filed and prior to the execution of this Agreement, together in each case with any documents incorporated by reference therein and exhibits thereto.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

“Transaction Documents” means this Agreement, the Security Agreement, the other Security Documents, the Notes, any intercreditor agreements and any other agreement, instrument or certificate executed or delivered in connection with the transactions contemplated hereby.

2.
Purchase of Notes.
2.1
Purchase. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below), the Company agrees to sell, with full title guarantee and free and clear of any encumbrances, and each Investor agrees to purchase the initial Notes at the Purchase Price. Any subsequent purchase of Additional Notes shall be subject to the terms and conditions set forth in the Note.
2.2
Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement, the closing of the purchase of the initial Notes (the “Closing” and the date on which the Closing occurs, the “Closing Date”) shall occur remotely via the exchange of documents and signatures at such time as agreed to by the Company and the Investor. Prior to 11:00 a.m. (Eastern time) on the Closing Date, each Investor shall deliver to the Company the amount set forth opposite the Investor’s name on the Schedule I attached hereto under the column headed “Aggregate Purchase Price for Initial Notes” (the “Aggregate Purchase Price”) by wire transfer of immediately available funds in accordance with wire instructions provided in writing by the Company to the Investor at least one (1) Business Day prior to the Closing Date against delivery by the Company to the Investor of the Notes (with such delivery to occur promptly following receipt of the Aggregate Purchase Price) in book entry form at the Company’s transfer agent.

3.
Representations and Warranties of the Company. Except as set forth in the SEC Reports (other than as to the Fundamental Representations, which are not so qualified), the Company hereby represents and warrants to the Investor that the statements contained in this Section 3 are true and correct as of the date of this Agreement, as of the Closing Date and as of each Funding Date (as defined in the Notes) (except for the representations and warranties that speak as of a specific date, which shall be made as of such date).
3.1
Material Adverse Change. Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the SEC Reports (the “Financial Statements”), (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case, otherwise than as set forth or contemplated in the SEC Reports; and, since the respective dates as of which information is given in the SEC Reports, there has not been (x) any change in the capital stock (other than as a result of (i) the grant, vesting, exercise or settlement (including any “net” or “cashless” exercises or settlements), if any, of stock options or restricted stock units or the award, if any, of stock options, restricted stock units or other equity incentives, in each case (I) in the ordinary course of business, (II) pursuant to the Company’s equity plans that are described in the SEC Reports and (III) in accordance with the Exchange Act and all other applicable laws and regulatory rules or requirements, (ii) the repurchase of shares of capital stock pursuant to agreements providing for an option to repurchase or a right of first refusal on behalf of the Company pursuant to the Company’s repurchase rights or (iii) the issuance, if any, of stock upon conversion or exercise of Company securities (including any outstanding warrants as described in the SEC Report), (y) the issuance, if any, of long-term debt of the Company or any of its subsidiaries, taken as a whole, or (z) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect in or affecting (i) the business, properties, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of the Company and its subsidiaries, taken as a whole, (ii) the legality, validity or enforceability of any Transaction Document, (iii) the perfection of priority of any lien securing the Obligations (as defined in the Note) or (iv) the ability of the Company to perform its obligations under the Transaction Documents.

3.2
Organization. The Company has been (i) duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the SEC Reports, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Exchange Act and the Securities Act) of the Company (each a “significant subsidiary”)

has been duly incorporated or organized and is validly existing as a corporation or other business organization in good standing under the laws of its jurisdiction of incorporation, formation or organization, as applicable, to the extent the concept of “good standing” is applicable under the laws of such jurisdiction, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.3
Capitalization. The Company has an authorized capitalization as set forth in the SEC Reports and all of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of such stock contained in the SEC Reports; and all of the outstanding equity interests of each subsidiary of the Company are validly issued limited liability company interests, and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens or encumbrances described in the SEC Reports.
3.4
[Reserved.]
3.5
No Conflicts. The sale of the Notes and the compliance by the Company with each Transaction Document and the consummation of the transactions contemplated in the Transaction Documents, including the grant and perfection of liens and security interests in the Collateral pursuant to the Security Documents, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (A) and (C) above, for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the Notes or the consummation by the Company of the transactions contemplated by this Agreement.
3.6
No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.7
No Change to Internal Controls. Since the date of the latest audited Financial Statements included in the SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.
3.8
Authorization. Each Transaction Document has been duly authorized, executed and delivered by the Company, and, assuming this Agreement constitutes the legal and binding agreement of each Investor, this Agreement constitutes, and upon execution and delivery thereof the Notes will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
3.9
Financial Statements. The Financial Statements included in the SEC Reports, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated statement of operations, consolidated stockholders’ equity and consolidated cash flows of the Company and its subsidiaries for the periods specified; said Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. All disclosures contained in the SEC Reports regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.
3.10
No Solicitation; No Integration. The Company represents and warrants that neither the Company nor any of its subsidiaries, nor any Person acting on its or their behalf, (i) has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Notes, (ii) has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under any circumstances that would require registration of the Notes under the Securities Act or (iii) has issued any securities which would be integrated with the sale of the Notes for purposes of the Securities Act, nor will the Company or any of its subsidiaries take any action or steps that would require registration of the Notes under the Securities Act or cause the offering of the Notes to be integrated with other offerings. The offer and sale of the Notes pursuant to this Agreement will be exempt from the registration requirements of the Securities Act.
3.11
Collateral. The Company owns, has rights in or has the power and authority to collaterally assign rights in the relevant Collateral covered by each Security Document, free and clear of any security interest, hypothec, mortgage, pledge, lien or encumbrance, other than any Permitted Liens.
3.12
Security Documents. Each Security Document, when executed and delivered by each of the parties thereto, will be the legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, including the grants and perfection of liens and security interests contemplated thereby.

3.13
Creation and Enforceability of Security Interests. The Security Documents are effective to create, and represent all of the collateral agreements, security agreements, pledge agreements and other similar agreements necessary to grant, a legal, valid and enforceable security interest, in favor of the Investor, in the Company’s right, title and interest in the Collateral.
3.14
Perfection of Security Interests. When all UCC-1 financing statements or other filings and other actions necessary to perfect the first-priority security interest in the Collateral to be created under the Security Documents that are required under the Security Documents have been duly made or taken and are in full force and effect, together with the execution and delivery of the Security Documents by the Company, and certificates representing the Collateral consisting of certificated securities have been delivered to the Investor, the security interests granted thereby will constitute valid, perfected first-priority liens and security interests in the Collateral, for the benefit of the Investor as collateral security for the obligations of the Company under the Transaction Documents, enforceable in accordance with the terms contained therein, to the extent such security interests can be perfected by such filing or other action, subject only to any Permitted Liens.
4.
Representations and Warranties of the Investor. The Investor represents and warrants to the Company that the statements contained in this Section 4 are true and correct as of the date of this Agreement and the Closing Date:
4.1
Authorization. The Investor has all requisite power and authority to enter into this Agreement to which he will be a party and to carry out and perform his obligations hereunder and thereunder. The execution, delivery and performance by the Investor of this Agreement to which the Investor is a party has been duly authorized and each has been duly executed. Assuming this Agreement constitutes the legal and binding agreement of the Company, this Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its respective terms, except as such enforceability may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and/or similar laws relating to or affecting the rights of creditors generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
4.2
No Conflicts. The execution, delivery and performance of this Agreement by the Investor, the purchase of the Notes in accordance with their terms and the consummation by the Investor of the other transactions contemplated hereby will not conflict with or result in any violation of, breach or default by the Investor (with or without notice or lapse of time, or both) under, conflict with, or give rise to a right of termination, cancellation or acceleration of any obligation, a change of control right or to a loss of a material benefit under (i) any provision of the organizational documents of the Investor, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable or (ii) any agreement or instrument, undertaking, credit facility, franchise, license, judgment, order, ruling, statute, law, ordinance, rule or regulations, applicable to the Investor or its respective properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to materially delay or hinder the ability of the Investor to perform its obligations under this Agreement.

4.3
Residency. The Investor’s residence or place of business is located at the address immediately below the Investor’s name on Schedule I hereto, except as otherwise communicated by the Investor to the Company.
4.4
Brokers and Finders. The Investor represents that he has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.
4.5
Investment Representations and Warranties. The Investor hereby represents and warrants that, he, as an individual, is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the Securities Act and has such knowledge and experience in financial and business matters as to be able to protect its own interests in connection with an investment in the Notes. The Investor further represents and warrants that he is capable of evaluating the merits and risk of such investment. The Investor understands and agrees that the offering and sale of the Notes has not been registered under the Securities Act or any applicable state securities laws and is being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein.
4.6
Investment Experience; Ability to Protect Its Own Interests and Bear Economic Risks. The Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Notes and has knowledge and experience in finance, securities, taxation, investments and other business matters as to be capable of evaluating the merits and risks of investments of the kind described in this Agreement and contemplated hereby, and the Investor has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that the Investor (i) is a sophisticated investor, experienced in investing in private placements of equity securities and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (ii) has exercised independent judgment in evaluating his participation in the purchase of the Notes. The Investor acknowledges that the Investor is aware that there are substantial risks incident to the purchase and ownership of the Notes, including those set forth in the Company’s filings with the SEC. Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Notes and determined that the Notes are a suitable investment for the Investor. The Investor is, at this time and in the foreseeable future, able to afford the loss of the Investor’s entire investment in the Notes and the Investor acknowledges specifically that a possibility of total loss exists.
4.7
Independent Investment Decision. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Notes constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in the Investor’s sole discretion, has deemed necessary or appropriate in connection with its purchase of the Notes.
4.8
No Trading Market for the Notes. The Investor acknowledges that there is no established trading market for the Notes, and there is no assurance that such market will ever develop.

5.
Covenants.
5.1
Confidentiality. The Investor covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the Form 8-K filed by the Company announcing the transaction, the Investor will maintain the confidentiality of the existence and terms of this transaction and the information provided in connection therewith; provided, however, that any disclosure may be made by the Investor to such Investor’s representatives or agents, including, but not limited to, the Investor’s legal, tax and investment advisors.
5.2
Disclosure of Transactions.
(a)
The Company shall, by 5:30 p.m., New York City time, on the fourth (4th) Business Day immediately following the date of this Agreement, file with the SEC a Current Report on Form 8-K (including all exhibits thereto, the “Disclosure Document”) disclosing all material terms of the transactions contemplated hereby and attaching this Agreement (or forms thereof) as exhibits to such Disclosure Document. Notwithstanding anything in this Agreement to the contrary, the Company shall not publicly disclose the name of the Investor or any of its affiliates or advisers, or include the name of the Investor or any of his affiliates or advisers in any press release or filing with the SEC or any regulatory agency, without the prior written consent of the Investor, except (i) as required by the federal securities law in connection with the filing of final this Agreement with the SEC or pursuant to other routine proceedings of regulatory authorities, or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency.
5.3
Securities Act Compliance. The Investor shall not transfer, sell, offer for sale, pledge or hypothecate the Notes in violation of applicable securities laws.
5.4
Indemnification.
(a)
The Company agrees to indemnify and hold harmless the Investor and its Affiliates, and their respective directors, officers, trustees, members, managers, employees, investment advisers and agents (collectively, the “Indemnified Persons”), from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such Indemnified Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents and will reimburse any such Indemnified Person for all such amounts as they are incurred by such Indemnified Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Indemnified Person’s fraud or willful misconduct.
(b)
Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed in writing to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give written notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement unless such judgment or settlement (i) imposes no liability or obligation on, (ii) includes as an unconditional term thereof the giving of a complete, explicit and unconditional release from the party bringing such indemnified claims of all liability of the indemnified party in respect of such claim or litigation in favor of, and (iii) does not include any admission of fault, culpability, wrongdoing, or wrongdoing or malfeasance by or on behalf of, the indemnified party. No indemnified party will, except with the consent of the indemnifying party, which consent shall not be unreasonably withheld, conditioned or delayed, consent to entry of any judgment or enter into any settlement.
5.5
Legends; Removal of Legend:
(a)
The Investor understand that the book-entry account evidencing the Notes may bear one or all of the following legends (or substantially similar legends):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

(b)
The legend described in Section 5.5(a) of this Agreement shall be removed and the Company shall promptly (and in any event within two (2) trading days) issue a certificate free from all restrictive and other legends to each holder, if (i) such security is registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with customary representations and the Company provides the transfer agent an opinion of counsel to the effect that such sale, assignment or transfer of the security may be made without registration under the applicable requirements of the Securities Act, or (iii) the security can be sold, assigned or transferred pursuant to Rule 144.

Subject to receipt by the Company of customary representations and other documentation reasonably acceptable to the Company in connection therewith (which shall not include a legal opinion), upon the earlier of such time as the Notes, as applicable, (i) have been sold or transferred pursuant to an effective registration statement, (ii) have been sold pursuant to Rule 144, or (iii) are eligible for resale under Rule 144(b)(1) or any successor provision (without the requirement for the Company to comply with the current public information obligations of Rule 144(c)), the Company shall within one (1) trading day of any request therefor from a Investor accompanied by such customary and reasonably acceptable documentation referred to above, instruct its transfer agent to the effect the removal of such legends.

The Company shall be responsible for the fees of its transfer agent associated with such issuance, including any other costs related to the Company’s obligations under this Section 5.5(b), provided that, for the avoidance of doubt, each holder shall be responsible for its fees associated with such issuance, including the preparation of any documents or certificates (including outside counsel fees).

5.6
Pre-Closing Conduct. Prior to Closing, the Company and its subsidiaries shall not announce or close any transactions or announce any changes to their business that would reasonably be expected (when announced or disclosed) to materially affect the trading market price of the Common Stock, other than as may be described or disclosed in an appropriate filing with the SEC.
6.
Conditions of Closing
6.1
Conditions to the Obligation of the Investor. The obligations of the Investor to consummate the transactions to be consummated at the Closing, and to purchase and pay for the Notes being purchased by it at the Closing pursuant to this Agreement, are subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)
Representations and Warranties. The representations and warranties of the Company contained in the Transaction Documents shall be true and correct in all material respects, except for those representation and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, as of the date of this Agreement, as of the Closing Date, as though made on and as of such date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date, except for those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects as of such earlier date.
(b)
Performance. The Company shall have performed in all material respects the obligations and conditions herein required to be performed or observed by the Company on or prior to the Closing Date.
(c)
No Injunction. The purchase of and payment for the Notes by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation and no such prohibition shall have been threatened in writing. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental entity, shall have been issued, and no action or proceeding shall have been instituted by any governmental entity, enjoining or preventing the consummation of the transactions contemplated hereby.
(d)
Consents. The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary for the consummation of the purchase and sale of the Notes, all of which shall be in full force and effect.
(e)
Adverse Changes. Since the date of this Agreement, no event or series of events shall have occurred that has had or would reasonably be expected to have a Material Adverse Effect.
(f)
Compliance Certificate. An authorized officer of the Company shall have delivered to the Investor at the Closing Date a certificate certifying that the conditions specified in Sections 6.1(a) (Representations and Warranties), 6.1(b) (Performance), 6.1(c) (No Injunction), 6.1(d) (Consents) and 6.1(e) (Adverse Changes) of this Agreement have been fulfilled.
(g)
Secretary’s Certificate. The Secretary of the Company shall have delivered to the Investor at the Closing Date a certificate certifying (i) the Restated Certificate of Incorporation; (ii) the Amended and Restated Bylaws; (iii) resolutions of the Company’s Board of Directors (or an authorized committee thereof) approving the Transaction Documents, the transactions contemplated by the Transaction Documents and the issuance of the Notes; and (iv) a good standing certificate for the Company from the Secretary of State of the State of Delaware, dated as of a recent date.
(h)
Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Notes being purchased by the Investor at the Closing as set forth in Exhibit A.
(i)
Opinion. The Investor shall have received a legal opinion (in form and substance acceptable to the Investor), dated as of the Closing Date, from counsel to the Company, addressed to the Investor, covering matters customary for transactions of the type contemplated by the Transaction Documents.
(j)
[Reserved.]
(k)
Collateral Actions. All actions, recordings and filings required by the Security Documents that the Investor may deem reasonably necessary to satisfy security and collateral requirements shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Investor.
(l)
Fees and Expenses. The Investor shall have received payment of all fees and expenses required to be paid under the Transaction Documents.
6.2
Conditions to the Obligation of the Company. The obligation of the Company to consummate the transactions to be consummated at the Closing, and to issue and sell to the Investor the Notes to be purchased by it at the Closing pursuant to this Agreement, is subject to the satisfaction or waiver in writing of the following conditions precedent:
(a)
Representations and Warranties. The representations and warranties of the Investor in Section 4 hereto shall be true and correct on and as of the Closing Date, with the same force and effect as though made on and as of the Closing Date and consummation of the Closing shall constitute a reaffirmation by the Investor of each of the representations, warranties, covenants and agreements of the Investor contained in this Agreement as of the Closing Date.
(b)
Performance. The Investor shall have performed or complied with in all material respects all obligations and conditions herein required to be performed or observed by the Investor on or prior to the Closing Date.
(c)
Injunction. The purchase of and payment for the Notes by the Investor shall not be prohibited or enjoined by any law or governmental or court order or regulation.
(d)
Payment. The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Notes being purchased by the Investor at the Closing as set forth in Exhibit A.
7.
Termination.
7.1
Termination. The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:
(i)
Upon the mutual written consent of the Company and the Investor that agreed to purchase a majority of the Notes prior to the Closing;
(ii)
By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
(iii)
By the Investor if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by such Investor; or
(iv)
By either the Company or the Investor if the Closing has not occurred on or prior to the fifth Business Day following the date of this Agreement;

provided, however, that, in the case of clauses (ii) and (iii) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

7.2
Notice. In the event of termination by either party of its obligations to effect the Closing pursuant to Section 7.1, written notice thereof shall be given to the other party. Nothing in this Section 7 shall be deemed to release any party from any liability for any breach by such party of the other terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its other obligations under this Agreement.
8.
Miscellaneous Provisions.
8.1
Public Statements or Releases. Except as set forth in Section 5.2, neither the Company nor the Investor shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, and subject to compliance with Section 5.2, nothing in this Section 8.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law, including applicable securities laws, or under the rules of any national securities exchange or securities market, in which case the Company shall allow the Investor reasonable time to comment on such release or announcement in advance of such issuance or filing, and the Company will consider in good faith any Investor comments. The Company shall not include the name of the Investor in any press release or public announcement (which, for the avoidance of doubt, shall not include any filing with the SEC) without the prior written consent of the Investor, except as otherwise required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company shall allow the Investor, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding anything to the contrary in this Section 8.1, Investor review shall not be required for Company disclosures that are substantially consistent with prior Company disclosures.
8.2
Notices. Any notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to be given (a) when delivered if personally delivered to the party for whom it is intended, (b) when delivered, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (c) three (3) days after having been sent by certified or registered mail, return-receipt requested and postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt:
(a)
If to the Company, addressed as follows:

c/o Vroom, Inc.

4700 Mercantile Dr.

Fort Worth, TX 76137

Attention: Chief Legal Officer

Email: legal@vroom.com

with a copy (which shall not constitute notice):

c/o Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: Ian Schuman; John Slater

Email: ian.schuman@lw.com; john.slater@lw.com

(b)
If to the Investor, at the address or e-mail address set forth on Schedule I, or such address as subsequently modified by written notice given in accordance with this Section 8.2.

Any Person may change the address to which notices and communications to it are to be addressed by notification as provided for herein.

8.3
Severability. If any part or provision of this Agreement is held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.
8.4
Governing Law; Submission to Jurisdiction; Venue; Waiver of Trial by Jury.
(a)
This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to choice of laws or conflicts of laws provisions thereof that would require the application of the laws of any other jurisdiction, except to the extent that mandatory principles of Delaware law may apply.
(b)
The Company and the Investor hereby irrevocably and unconditionally:
(i)
submits for itself and its property in any legal action or proceeding relating solely to this Agreement or the transactions contemplated hereby, to the general jurisdiction of the any state court or United States Federal court sitting in the Borough of Manhattan, City of New York in the State of New York;
(ii)
consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;
(iii)
agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the party, as the case may be, at its address set forth in Section 8.2 or at such other address of which the other party shall have been notified pursuant thereto;
(iv)
agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction for recognition and enforcement of any judgment or if jurisdiction in the courts referenced in the foregoing clause (i) are not available despite the intentions of the parties hereto;
(v)
agrees that final judgment in any such suit, action or proceeding brought in such a court may be enforced in the courts of any jurisdiction to which such party is subject by a suit upon such judgment; provided, that service of process is effected upon such party in the manner specified herein or as otherwise permitted by law;
(vi)
agrees that to the extent that such party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process with respect to itself or its property, such party hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law; and
(vii)
irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement.
8.5
Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.
8.6
Expenses. The Company shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Investor in connection with the preparation, execution, delivery and administration of the Transaction Documents and any related documentation, including in connection with any amendment, modification or waiver of any provision of any Transaction Document (whether or not the transactions contemplated thereby are consummated), and (ii) all reasonable and documented out-of-pocket expenses incurred by the Investor in connection with the enforcement, collection or protection of their respective rights in connection with the Transaction Documents, including their respective rights under this Section 8.6. Except to the extent required to be paid on the Closing Date, all amounts due under this Section 8.6 shall be payable by the Company within 30 days of receipt by the Company of an invoice setting forth such expenses in reasonable detail. The Company shall pay all fees, stamp taxes and other taxes (other than income taxes) and duties levied in connection with the delivery of any Notes to the Investor. The Company shall reimburse all of the reasonable and documented legal fees of the Investor at the Closing. The Company shall pay its own out-of-pocket fees and expenses, including the fees and expenses of attorneys, accountants and consultants employed by the Company, incurred in connection with the Notes and the consummation of the transactions contemplated by the Transaction Documents.
8.7
Assignment. Neither party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of (x) the Company, in the case of the Investor, and (y) the Investor, in the case of the Company; provided, that the Investor may, without the prior consent of the Company, assign its rights to purchase the Notes hereunder to any of its affiliates or to any other investment funds or accounts managed or advised by the investment manager who acts on behalf of the Investor (provided, each such assignee agrees to be bound by the terms of this Agreement and makes the same representations and warranties set forth in Section 4). In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of this Agreement by executing a writing agreeing to be bound by and subject to the provisions of this Agreement and shall deliver an executed counterpart signature page to this Agreement and, notwithstanding such assumption or agreement to be bound hereby by an assignee, no such assignment shall relieve any party assigning any interest hereunder from its obligations or liability pursuant to this Agreement.
8.8
Confidential Information.
(a)
The Investor covenant that until such time as the transactions contemplated by this Agreement and any material non-public information provided to the Investor is publicly disclosed by the Company, the Investor will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), other than to such Investor’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.
(b)
The Company may request from the Investor such reasonable and customary additional information as the Company may deem necessary to evaluate the eligibility of the Investor to acquire the Notes, and the Investor shall promptly provide such information as may reasonably be requested to the extent readily available; provided, that, the Company agrees to keep any such information provided by the Investor confidential, except (i) as required by the federal securities laws, rules or regulations and (ii) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the SEC or regulatory agency. The Investor acknowledge that the Company may file a copy of this Agreement with the SEC as exhibit to a current report, a periodic report or a registration statement of the Company.
8.9
Third Parties. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties to this Agreement any rights, remedies, claims, benefits, obligations or liabilities under or by reason of this Agreement, and no Person that is not a party to this Agreement (including, without limitation, any partner, member, shareholder, director, officer, employee or other beneficial owner of any party to this Agreement, in its own capacity as such or in bringing a derivative action on behalf of a party to this Agreement) shall have any standing as a third party beneficiary with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, the Indemnified Persons are intended third-party beneficiaries of Section 5.4.
8.10
Independent Nature of Investors’ Obligations and Right. Nothing contained herein, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor as, and the Company acknowledges that the Investor does not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor is in any way acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by this Agreement. The Company acknowledges and the Investor confirms that he has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Investor also acknowledges that Latham & Watkins LLP has not rendered legal advice to such Investor in connection with this offering. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement.

8.11
Headings. The titles, subtitles and headings in this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
8.12
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or pdf signature including any electronic signatures complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or pdf (or other electronic reproduction of a) signature.
8.13
Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto), together with any side letter agreements with the Investor, constitute the entire agreement between the parties hereto respecting the subject matter of this Agreement and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter of this Agreement, whether written or oral. No amendment, modification, alteration, or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and the Investor of at least a majority in interest of the Notes then held by the Investor; provided, that prior to the Closing the consent of the Investor shall be required. Notwithstanding the foregoing, this Agreement may not be amended and the observance of any term of this Agreement may not be waived with respect to the Investor without the written consent of the Investor. The Company, on the one hand, and the Investor, on the other hand, may by an instrument signed in writing by such parties waive the performance, compliance or satisfaction by the Investor or the Company, respectively, with any term or provision of this Agreement or any condition hereto to be performed, complied with or satisfied by the Investor or the Company, respectively.
8.14
Survival. The covenants, representations and warranties made by each party hereto contained in this Agreement shall survive the Closing and the delivery of the Notes in accordance with their respective terms. The Investor shall be responsible only for his own representations, warranties, agreements and covenants hereunder.
8.15
Contract Interpretation. This Agreement is the joint product of the Investor and the Company and each provision of this Agreement has been subject to the mutual consultation, negotiation and agreement of such parties and shall not be construed for or against any party hereto.
8.16
Arm’s Length Negotiations. For the avoidance of doubt, the parties acknowledge and confirm that the terms and conditions of the Notes were determined as a result of arm’s-length negotiations.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY:

VROOM, INC.

By: /s/ Jonathan Sandison
Name: Jonathan Sandison
Title: Chief Financial Officer

[Signature Page to Note Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Name of Investor: Robert J. Mylod Jr.

Signature of Investor: /s/ Robert J. Mylod Jr.

[Signature Page to Note Purchase Agreement]

SCHEDULE I

INVESTOR

Name and Address and Notice Details	Aggregate Original Principal Amount of Initial Notes Purchased	Aggregate Purchase Price	Date of Purchase
Robert J. Mylod, Jr. c/o Annox Capital, LLC 480 Pierce St., Ste. 240 Birmingham, MI. 48009	5,000,000	$5,000,000	November 25, 2025

TOTAL:	$5,000,000	$5,000,000

I-1

EXHIBIT A

Notes

A-1

Execution Version

THE OFFER AND SALE OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT IS BOTH AN ACCREDITED INVESTOR AS THAT TERM IS DEFINED IN RULE 501(a) OF REGULATION D UNDER THE SECURITIES ACT AND IS ALSO A QUALIFIED PURCHASER FOR PURPOSES OF SECTION 3(c)(7) OF THE INVESTMENT COMPANY ACT, AND IT IS ACQUIRING ITS INTEREST IN SUCH NOTE FOR ITS OWN ACCOUNT

(2) AGREES FOR THE BENEFIT OF VROOM, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT ONLY:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

(B) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT;

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT;

(D) PURSUANT TO RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE; OR

(E) PURSUANT TO ANY OTHER EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

BEFORE THE REGISTRATION OF ANY SALE OR TRANSFER IN ACCORDANCE WITH (2)(C), (D) OR (E) ABOVE, THE COMPANY AND THE REGISTRAR RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATES OR OTHER DOCUMENTATION OR EVIDENCE AS THEY MAY REASONABLY REQUIRE IN ORDER TO DETERMINE THAT THE PROPOSED SALE OR TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

VROOM, INC.

Senior Secured Delayed Draw Note due 2026

Vroom, Inc., a Delaware corporation (the “Company”) for value received, promises to pay to Robert J. Mylod, Jr. or his registered assigns (the “Holder”), the principal sum of five million dollars ($5,000,000.00) on November 25, 2026 and to pay interest thereon, as provided below, until the principal and all accrued and unpaid interest are paid or duly provided for. The Maximum

Commitment Amount (as defined herein) shall be ten million five-hundred thousand dollars $10,500,000.00.

Interest Rate: Outstanding Notes shall accrue interest at a rate per annum of Term SOFR (as defined herein) plus 7.50% (the “Stated Interest”), computed on the basis of a 360 day year and the actual number of days elapsed, from and including the issue date to and excluding the Maturity Date, or earlier redemption and payment in full.

Interest Payment Dates: The last day of each of March, June, September and December or, if any such day is not a Business Day in accordance with Section 3.01.

Regular Record Dates: March 15, June 15, September 15 and December 15 (whether or not such day is a Business Day).

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Vroom, Inc. has caused this instrument to be duly executed as of the date set forth below.

VROOM, Inc.
Date: November 25, 2025	By: /s/ Jonathan Sandison
Name: Jonathan Sandison Title: Chief Financial Officer

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VROOM, INC.

Senior Secured Delayed Draw Note due 2026

Article 1. TERMS; Definitions

Section 1.01. Maturity

The outstanding principal balance of this Note, together with all accrued and unpaid interest, fees, costs and expenses, shall be due and payable on November 25, 2026 (the “Maturity Date”), unless earlier paid or accelerated in accordance with this Note.

Section 1.02. Definitions.

Terms used but not defined herein shall have the meaning set forth in the Note Purchase Agreement.

“Additional Notes” means Notes issued after the initial Issuing Date, pursuant to Article 2.

“Authorized Denominations” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Availability Period” means the period from the Issue Date until (but not including) the Maturity Date, during which the Company may request, and the Holder may purchase, Additional Notes subject to the terms of this Note.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non‑U.S. law for the relief of debtors.

“Business Combination Event” has the meaning set forth in Section 6.01(A).

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of a person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Collateral” has the meaning given in the Security Agreement and any other Security Documents and includes, without limitation, all personal property of the Company described therein.

“Commitment” means the Holder’s commitment to purchase Notes in an aggregate principal amount not to exceed the Maximum Commitment Amount, subject to this Note.

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“Commitment Reduction” has the meaning set forth in Section 2.11.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled to vote in the election of directors of such Person (or, if such Person is not a corporation, generally entitled to vote in the election, or otherwise participate in the selection, of the governing body, partners, managers or others that control the management or policies of such Person).

“Company” has the meaning ascribed thereto in the preamble.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Default Interest” has the meaning set forth in Section 3.02.

“Event of Default” has the meaning set forth in Section 8.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fundamental Change” means any of the following events:

(A) a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s Common Equity;

(B) the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s Common Equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of Common Equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis‑à‑vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C) the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

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(D) the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors).

For the purposes of this definition, (x) any transaction or event described in both clause (A) and in clause (B)(i) or (ii) above (without regard to the proviso in clause (B)) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d‑3 under the Exchange Act.

“Fundamental Change Notice” has the meaning set forth in Section 5.02(E).

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” attached hereto) containing the information, or otherwise complying with the requirements, set forth in Section 5.02(F)(i) and Section 5.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 5.02(D).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 5.02(A).

“Funding Date” means each date on which the Company issues and sells, and the Holder purchases and funds, a new Note pursuant to a Note Purchase Request, as further described in Section 2.02. For the avoidance of doubt, Funding Date includes any Subsequent Funding Date.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” has the meaning ascribed thereto in the preamble.

“Intercreditor Agreement” means any intercreditor or subordination agreement among the Holder and any other creditor of the Company that is permitted pursuant to this Note, if any.

“Interest Payment Date” means, with respect to a Note, the last day of each of March, June, September and December or, if any such day is not a Business Day, in accordance with Section 3.01. For the avoidance of doubt, the Maturity Date is an Interest Payment Date.

“Interest Period” means, with respect to a Note, each quarterly period ending on an Interest Payment Date; provided that the initial Interest Period shall commence on the date of the first Funding Date of such Note and end on the first Interest Payment Date thereafter.

“Issue Date” means November 25, 2025.

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“Material Adverse Effect” has the meaning ascribed thereto in the Note Purchase Agreement.

“Maturity Date” has the meaning set forth in Section 1.01

“Maximum Commitment Amount” means the maximum aggregate principal amount of Notes available to be purchased pursuant to the Note Purchase Agreement at any time, which is initially ten million five-hundred thousand dollars $10,500,000.00, as such may be permanently reduced from time to time pursuant to Section 2.11 (including in connection with any mandatory prepayment accompanied by a corresponding Commitment Reduction), automatically reduced on the last day of the Availability Period to the then-outstanding principal amount, and further reduced or terminated upon the occurrence and during the continuance of an Event of Default or as otherwise provided herein, and may be increased only with the Holder’s express written consent. For the avoidance of doubt, voluntary or mandatory prepayments of principal do not increase the Maximum Commitment Amount and amounts repaid may not be reborrowed except as expressly permitted herein.

“Net Cash Proceeds” means:

(a) with respect to any asset sales, the cash proceeds (including cash equivalents and cash proceeds subsequently received (as and when received) in respect of non-cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, escrow costs and fees, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and the Company’s good faith estimate of income taxes paid or payable (including pursuant to tax sharing arrangements or any intercompany distributions) in connection with such asset sale), (ii) amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such asset sale (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any indebtedness (other than indebtedness arising under the Note and any other indebtedness secured by a lien on the Collateral that is pari passu with or expressly subordinated to the lien on the Collateral securing any Obligation) which is secured by the asset sold in such disposition and which is required to be repaid or otherwise comes due or would be in default and is repaid (other than any such indebtedness that is assumed by the purchaser of such asset), (iv) cash escrows (until released from escrow to the Company or any of its subsidiaries) from the sale price for such asset sale and (v) in the case of any asset sale by a non-Wholly Owned Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Company or a Wholly Owned Subsidiary as a result thereof;

(b) with respect to any issuance or incurrence of indebtedness, the cash proceeds thereof, net of all taxes and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith; and

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(c) with respect to any casualty or condemnation event, (i) any cash payments or proceeds (including cash equivalents) received by the Company, any Subsidiary of the Company (x) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Company or any Subsidiary of the Company or (y) as a result of the taking of any assets of the Company or any Subsidiary of the Company by any person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (u) any actual out-of-pocket costs and expenses incurred by any the Company any Subsidiary of the Company in connection with the adjustment, settlement or collection of any claims of the Company or such Subsidiary of the Company in respect thereof, (v) payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any indebtedness (other than indebtedness arising under the Note and any indebtedness secured by a lien on the Collateral that is pari passu with or expressly subordinated to the lien on the Collateral securing any Obligation) that is secured by a lien on the assets in question and that is required to be repaid or otherwise comes due or would be in default under the terms thereof as a result of such loss, taking or sale, or payment of other amounts due to, or required to be made available to, any person under any other contractual obligation binding such assets or to which such assets are subject (including, without limitation, in the case of any real estate, any ground lease, lease or other occupancy agreement), (w) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (x) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith and the Company’s good faith estimate of income taxes paid or payable (including pursuant to tax sharing arrangements or any intercompany distribution)) in connection with any sale or taking of such assets as described in clause (i) of this definition, (y) any amounts provided as a reserve in accordance with GAAP against any liabilities under any indemnification obligation or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (i) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds) and (z) in the case of any covered loss or taking from a non-Wholly Owned Subsidiary, the pro rata portion thereof (calculated without regard to this clause (z)) attributable to minority interests and not available for distribution to or for the account of the Company or a Wholly Owned Subsidiary as a result thereof.

“Note Agent” means any Registrar or Paying Agent.

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated as of the Issue Date, by and among the Company and the Holder.

“Note Purchase Request” means a written notice delivered by the Company to the Holder pursuant to Section 2.02 or Section 2.04.

“Notes” means the Senior Secured Delayed Draw Notes due 2026 issued by the Company. For the avoidance of doubt, Notes include any Additional Notes.

“Obligations” means all obligations, liabilities and indebtedness (including interest, fees and expenses accruing during the pendency of any bankruptcy, insolvency, receivership or other

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similar case or proceeding, regardless of whether allowed or allowable in such case or proceeding) of the Company to the Holder under the Transaction Documents, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.

“Paying Agent” has the meaning set forth in Section 9.02(A).

“Perfection Certificate” has the meaning ascribed thereto in the Note Purchase Agreement.

“Permitted Liens” means (a) liens in favor of the Holder under the Security Documents; (b) liens existing on the Issue Date and disclosed by the Company in writing to the Holder prior to the Issue Date; (c) non-exclusive licenses and leases in the ordinary course; (d) liens for taxes not yet due or being contested in good faith with adequate reserves; (e) purchase money and equipment financing liens securing an aggregate principal amount not to exceed $1,000,000; and (f) other liens consented to by the Holder in writing.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Note.

“Register” has the meaning set forth in Section 9.02(B).

“Registrar” has the meaning set forth in Section 9.02(A).

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on December 31, the immediately preceding December 15; (B) if such Interest Payment Date occurs on March 31, the immediately preceding March 15, (C) if such Interest Payment Date occurs on June 30, the immediately preceding June 15, and (D) if such Interest Payment Date occurs on September 30, the immediately preceding September 15, in each case whether or not such day is a Business Day for purposes of this definition

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” has the meaning set forth above.

“Security Agreement” means that certain Security Agreement, dated as of the Issue Date, by the Company in favor of the Holder.

“Security Documents” means the Security Agreement, any intellectual property security agreement, control agreements, account pledge agreements, mortgages or deeds of trust, UCC financing statements and all other agreements, documents and filings delivered to grant, perfect or maintain liens in the Collateral in favor of the Holder.

“Specified Courts” has the meaning set forth in Section 12.04.

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“Stated Interest” has the meaning set forth in Section 3.01.

“Subsequent Closing” has the meaning set forth in Section 2.08.

“Subsequent Funding Date” has the meaning set forth in Section 2.05

“Subsidiary” means any entity of which more than 50% of the outstanding voting equity is owned, directly or indirectly, by the Company.

“Successor Entity” has the meaning set forth in Section 6.01.

“Term SOFR” means, with respect to each Note and each Interest Period for such Note, the Term SOFR Reference Rate for a tenor of three months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the SOFR Administrator on CBA’s Market Data Platform at approximately 6:00 a.m. (New York City time) on such Periodic Term SOFR Determination Day; provided that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.

“Term SOFR Reference Rate” means the forward‑looking term rate based on SOFR.

“Transaction Documents” has the meaning ascribed thereto in the Note Purchase Agreement.

“Wholly Owned Subsidiary” of a person means any Subsidiary of such person all of the outstanding Capital Stock of which or other ownership interests of which (other than directors’ qualifying shares) are owned by such person or one or more Wholly Owned Subsidiaries of such person.

Article 2. ISSUANCE OF NOTES

Section 2.01. Commitment

Subject to the terms and conditions of this Note, from time to time prior to the termination of the Commitment pursuant to Section 2.09, the Company may request the purchase and sale of Notes in an aggregate original principal amount not to exceed the Maximum Commitment Amount.

(A) Section 2.02. Note Purchase Requests.

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To issue Notes under the Commitment, the Company shall deliver a Note Purchase Request to the Holder no later than two (2) Business Days prior to the proposed Funding Date. Each Note Purchase Request shall (a) specify the requested principal amount of Notes to be purchased, which shall be an integral multiple of $50,000 and at least $500,000, (b) designate the proposed Funding Date, and (d) include updated schedules and deliverables to the extent required under Section 2.08(C) (each a “Note Purchase Request”).

Section 2.03. Conditions Precedent to Initial Purchase.

The Holder’s obligation to make the initial purchase is subject to the Holder’s receipt of, in form and substance reasonably satisfactory to the Holder:

(a) executed Transaction Documents;

(b) payment of all fees and expenses due to the Holder and outstanding as of the date of the initial Funding Date;

(c) the satisfaction or waiver of the conditions set forth in Section 6 of the Note Purchase Agreement; and

(d) such other customary documents as the Holder may reasonably request.

Section 2.04. Conditions Precedent to Each Note Purchase.

The Holder’s obligation to purchase Notes is subject to: (a) the accuracy of the representations and warranties in the Note Purchase Agreement and the other Transaction Documents on and as of the Funding Date of such Note Purchase Request; (b) no Event of Default or Default existing or resulting from such Note Purchase Request; (c) no Material Adverse Effect having occurred since the Issue Date; (d) continued perfection and priority of the Holder’s liens in the Collateral; (e) receipt of a duly executed Notice Purchase Request; and (f) after giving effect to such Note Purchase Request, the aggregate amount of Notes outstanding shall not exceed the Maximum Commitment Amount.

Section 2.05. Issuance of Separate Notes

On each Funding Date after the Issue Date (the “Subsequent Funding Date”), against payment of the purchase price for such Additional Notes, the Company shall issue and deliver to the Holder a separate Note, in the form hereto, with an original principal amount equal to the amount purchased by the Holder on such Subsequent Funding Date. For the avoidance of doubt, (i) no purchase shall increase the principal amount of any previously issued Note, and (ii) each purchase shall be evidenced solely by the issuance of a new, separate Note. Each Additional Note shall constitute a “Note” for all purposes under the Transaction Documents and shall be secured by the Collateral on a pari passu basis with all other Notes.

For the avoidance of doubt, each purchase under the Commitment shall be effected exclusively through the issuance of an Additional Note, and no previously issued Note may be re-opened, increased, or otherwise augmented to reflect any subsequent purchase.

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Section 2.06. Price; Subsequent Closing Mechanics

The purchase price for each Additional Note shall be 100.0% of its original principal amount. Each Subsequent Funding Date shall constitute a “Subsequent Closing” for purposes of this Agreement and shall occur remotely via exchange of documents and signatures at such time on the Subsequent Funding Date as agreed by the Company and the Holder, subject to satisfaction (or waiver by the Holder) of the Funding Conditions set forth in Section 2.08.

Section 2.07. [Reserved]

Section 2.08. Subsequent Closings.

On each Subsequent Funding Date, the Holder shall be obliged to conduct a Subsequent Closing and to purchase Additional Notes on such Subsequent Funding Date subject to satisfaction or waiver in writing of the following conditions precedent (the “Funding Conditions”):

(A) Representations and Warranties. The representations and warranties of the Company contained in the Note Purchase Agreement and the other Transaction Documents shall be true and correct as of such Subsequent Funding Date (except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date).

(B) Performance; No Default. The Company shall have performed in all material respects the covenants and agreements required to be performed under the Note Purchase Agreement and the other Transaction Documents on or prior to such Subsequent Funding Date, and no Default or Event of Default (as defined in this Note) shall have occurred and be continuing or would result from the issuance of the Additional Notes.

(C) Collateral Matters. The liens and security interests granted under the Security Documents shall continue to be valid, perfected first-priority liens on the Collateral securing the Notes, subject only to Permitted Liens, and the Holder shall have received any updates to the related schedules reasonably requested in connection with the draw.

(D) Fees and Expenses. The Company shall have paid or reimbursed the reasonable and documented out-of-pocket fees and expenses required to be paid under the Note Purchase Agreement in connection with such Subsequent Funding Date.

Section 2.09. Termination of Commitment

The Commitment shall be automatically reduced to $0 and terminated on the date on which the aggregate original principal amount of Notes issued equals the Maximum Commitment Amount; provided that termination shall not affect any outstanding obligations with respect to Notes previously issued.

Section 2.10. Optional Redemption.

The Company may, at its option, redeem the Notes, in whole or in part at any time, upon at least two (2) Business Days’ prior written to the Holder of the Notes, at a redemption price equal

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to 100% of the principal amount of the Notes being redeemed, together with accrued and unpaid interest thereon to, but excluding, the applicable redemption date, without premium or penalty.

Section 2.11. Commitment Reductions; Mandatory Redemption.

The Company may permanently reduce the unused portion of the Maximum Commitment Amount upon two (2) Business Days’ prior written notice in a minimum amount of $500,000 and integral multiples of $50,000 (a “Commitment Reduction”). The Maximum Commitment Amount shall be automatically reduced (a) to the then outstanding principal amount of the Note on the last day of the Availability Period and (b) by the principal amount of Notes purchased on each Funding Date. The Company shall make be required to redeem the Notes ratably within three (3) Business Days of (a) receipt of Net Cash Proceeds from asset sales not permitted by Section 4.04, casualty or condemnation events, or issuance of debt not permitted by Section 4.05, in each case in an amount equal to 100% of such Net Cash Proceeds, except as otherwise permitted by the Holder; and (b) the incurrence of any lien not permitted by Section 4.03 in an amount equal to the aggregate principal amount of the Notes outstanding, except as otherwise permitted by the Holder.

Section 2.12. Evidence of Debt.

The Holder shall maintain records evidencing each Funding Date, the date and amount of each Note and each payment of principal and interest, which records, absent manifest error, shall be conclusive.

Article 3. interest; Fees; Payment Mechanics

Section 3.01. Interest; Computation.

The outstanding principal amount of each Note shall accrue interest at a rate per annum of Term SOFR plus 7.50% (the “Stated Interest”), computed on the basis of a 360-day year and the actual number of days elapsed, from the Funding Date of such Note until the Maturity Date or otherwise redeemed in full.

If any Interest Payment Date would fall on a day that is not a Business Day, such Interest Payment Date will be postponed to the next following Business Day, unless such Business Day would thereby fall into the next calendar month, in which case such Interest Payment Date will be the immediately preceding Business Day, provided that if the Maturity Date falls on a day that is not a Business Day, any payment of principal and interest, if any, otherwise due on such day will be made on the next succeeding Business Day.

Section 3.02. Default Interest.

If the Company fails to pay any principal, interest or other amount when due, such overdue amount shall accrue interest (“Default Interest”) at a rate per annum equal to the Stated Interest plus 2.00%, from and including the due date to but excluding the date of actual payment. While any Event of Default exists, the Company shall pay Default Interest on the principal amount of any Note outstanding at a rate per annum equal to the Stated Interest plus 2.00%. Default Interest shall be payable on demand.

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Section 3.03. [Reserved].

Section 3.04. Payments; Method.

The Company will pay, or cause the Paying Agent (as defined in Section 9.02) to pay, the principal of, and interest on, any Note when due by wire transfer of immediately available funds to an account of the Holder specified to the Company.

Section 3.05. No Setoff; Withholding.

All payments shall be made free and clear of any setoff, counterclaim or any deduction or withholding, except as required by law. If any withholding is required, the Company shall gross up such payment so that the Holder receives the same amount it would have received absent such withholding, subject to customary tax documentation from the Holder.

Article 4. Covenants

From the Issue Date until all Obligations are paid in full and the Commitment is terminated:

Section 4.01. Rule 144A Information.

If the Company is not subject to Section 13 or 15(d) of the Exchange Act at any time when any Notes are outstanding and constitute “restricted securities” (as defined in Rule 144), then the Company (or its successor) will promptly provide, upon written request, to any Holder, beneficial owner or prospective purchaser of such Notes or shares, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares pursuant to Rule 144A. The Company (or its successor) will take such further action as any Holder or beneficial owner of such Notes or shares may reasonably request to enable the Holder or beneficial owner to sell such Notes or shares pursuant to Rule 144A.

Section 4.02. Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of this Note.

Section 4.03. Liens.

The Company shall not create, incur, assume or permit any lien on any of its property, except Permitted Liens.

Section 4.04. Asset Sales.

The Company shall not sell, transfer or otherwise dispose of any assets except (a) inventory in the ordinary course and (b) obsolete or worn-out property.

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Section 4.05. Indebtedness.

The Company shall not incur, create, assume or guarantee any indebtedness other than (a) the Obligations; (b) existing indebtedness disclosed to the Holder in writing on or prior to the Issue Date; (c) purchase money indebtedness and equipment financing not exceeding $1,000,000 outstanding at any time; (d) ordinary course trade payables; and (e) other indebtedness consented to in writing by the Holder.

Section 4.06. Maintenance of Existence; Properties; Insurance; Books and Records; Permits, Licenses, Etc.

The Company shall (a) preserve its existence; (b) maintain its properties in good working order; (c) maintain insurance of a type and amount customary for similarly situated businesses, which shall name the Holder as lender loss payee and additional insured, as applicable, subject to Section 4.12; (d) maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company its and Subsidiaries; and (e) take all action to maintain all rights, licenses, permits, privileges and franchises necessary or desirable in the normal conduct of its business.

Section 4.07. Further Assurances; Collateral.

The Company shall execute and deliver such agreements and take such actions as the Holder requests to grant, perfect and maintain first priority liens on the Collateral (subject only to Permitted Liens), including but not limited to control agreements and intellectual property filings.

Section 4.08. Payment of Taxes.

The Company will, and will cause each of its Subsidiaries to, pay all taxes imposed upon it or any of its properties or assets or in respect of any of its income or businesses or franchises; provided, however, that no such tax need be paid if it is being contested in good faith by appropriate proceedings, so long as (a) adequate reserves or other appropriate provisions, as are required in conformity with GAAP, have been made therefor and (b) in the case of a tax which has resulted or may result in the creation of a lien on any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such tax.

Section 4.09. Compliance with Laws.

The Company will, and will cause each of its Subsidiaries to, comply with the requirements of all laws and all orders, writs, injunctions and decrees applicable to it or to its business or property.

Section 4.10. Notices.

The Company will promptly notify the Holder of (a) the occurrence of any Default or Event of Default; (b) the filing or commencement of any action, suit, investigation or proceeding by or before any arbitrator or governmental authority against or affecting the Company or any

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Affiliate thereof that could reasonably be expected to be adversely determined, and, if so determined, could reasonably be expected to have a Material Adverse Effect; (c) notice of any action arising under any environmental law or of any noncompliance by the Company or any Subsidiary with any environmental law or any permit, approval, license or other authorization required thereunder that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; (d) any material change in accounting or financial reporting practices by the Company or any Subsidiary; and (e) any matter or development that has had or could reasonably be expected to have a Material Adverse Effect on the Company or the Collateral. Each notice delivered under this Section shall be accompanied by a statement of an officer of the Company setting forth the details of the occurrence requiring such notice and stating what action the Company has taken and proposes to take with respect thereto.

Section 4.11. Use of Proceeds.

The Company shall use the proceeds of the Notes to finance working capital needs and other general corporate purposes of the Company.

Section 4.12. Post-Closing Actions.

The Company agrees that, from time to time at its own expense, it will, subject to the terms of the Transaction Documents, promptly execute and deliver all further instruments and documents, and take all further action that the Holder may reasonably request (a) in connection with the Transaction Documents and/or (b) in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Holder to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, within (i) thirty (30) days of the Issue Date (or such later period as the Holder may agree), the Company shall cause the Holder to be named as lender loss payee and additional insured under the Company’s insurance policies and (ii) three (3) Business Days of the Issue Date (or such later period as the Holder may agree), the Company shall deliver a Perfection Certificate to the Holder.

Article 5. Repurchase

Section 5.01. No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 5.02. Right of Holder to Require the Company to Repurchase Notes upon a Fundamental Change.

(A) Right of Holder to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 5.02, if a Fundamental Change occurs, then the Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase the Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B) Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the

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Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (including as a result of the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 5.02(D), on such Fundamental Change Repurchase Date), then the Company may not repurchase any Notes pursuant to this Section 5.02.

(C) Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 5.02(E).

(D) Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, on the next Business Day to Holder as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E) Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to the Holder and the Paying Agent a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i) briefly, the events causing such Fundamental Change;

(ii) the effective date of such Fundamental Change;

(iii) the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 5.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv) the Fundamental Change Repurchase Date for such Fundamental Change;

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(v) the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 5.02(D));

(vi) the name and address of the Paying Agent;

(vii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price; and

(viii) that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Note.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F) Procedures to Exercise the Fundamental Change Repurchase Right.

(i) Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent:

(1) before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2) such Note.

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii) Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1) the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(2) that the Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note.

(iii) Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw

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such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1) the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(2) the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination.

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note to be returned to the Holder thereof.

(G) Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price, the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date.

(H) Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 5.02, the Company will be deemed to satisfy its obligations under this Section 5.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase this Note otherwise required by this Section 5.02 in a manner that would have satisfied the requirements of this Section 5.02 if conducted directly by the Company; and (ii) the owner of the Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or similar taxes or otherwise) than such owner would have received had the Company repurchased such Note.

(I) Compliance with Applicable Securities Laws. To the extent applicable, the Company will comply, in all material respects, with all applicable federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with Rules 13e‑4 and 14e‑1 under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change; provided, however, that, to the extent that the Company’s obligations pursuant to this Section 5.02 conflict with any law or regulation that is applicable to the Company and enacted after the Issue Date, the Company’s compliance with such law or regulation will not be considered to be a Default of such obligations.

(J) Repurchase in Part. Subject to the terms of this Section 5.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 5.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

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Article 6. Successors

Section 6.01. When the Company May Merge, Etc.

(A) Generally The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i) the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Entity”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Holder, at or before the effective time of such Business Combination Event, an amended Note pursuant to Section 10.01(E)) all of the Company’s obligations under this Note; and

(ii) immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

(B) Delivery of Officer’s Certificate and Opinion of Counsel to the Holder. Before the effective time of any Business Combination Event, the Company will deliver to the Holder an Officer’s Certificate and opinion of counsel satisfactory to the Holder, each stating that (i) such Business Combination Event (and, if applicable, the related amended Note) comply with Section 6.01(A); and (ii) all conditions precedent to such Business Combination Event provided in this Note have been satisfied.

Section 6.02. Successor Entity Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Entity (if not the Company) will succeed to, and may exercise every right and power of, the Company under this Note with the same effect as if such Successor Entity had been named as the Company in this Note, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under this Note.

Article 7. Security; Ranking.

Section 7.01. Security Interest.

The Obligations are secured by a first priority, continuing lien on and security interest in the Collateral, subject only to Permitted Liens, pursuant to the Security Documents.

Section 7.02. Intercreditor Arrangements.

The liens securing the Obligations are subject to any Intercreditor Agreement entered into by the Holder and any other creditor of the Company as consented to in writing by the Holder.

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Section 7.03. Seniority.

The Obligations constitute senior secured obligations of the Company and rank senior in right of payment to all unsecured indebtedness and junior lien indebtedness of the Company.

Article 8. Events of DeFault; Remedies

Section 8.01. Events of Default.

Each of the following constitutes an “Event of Default”:

(A) Failure to pay any principal when due (whether on the Maturity Date, upon Repurchase Upon Fundamental Change or otherwise) or any interest, fee or other amount within five (5) Business Days of when due.

(B) (i) Breach of any covenant in Article 4 (other than Section 4.01), (ii) any default under any other obligation hereunder that remains uncured for thirty (30) days after the earlier of the Company becoming aware of such default and the Company receiving written notice from the Holder regarding such default, (iii) breach of Section 4.01 that remains uncured for ten (10) days after the earlier of the Company becoming aware of such default and the Company receiving written notice from the Holder regarding such default or (iv) any breach of Article 6.

(C) Any representation or warranty provided in the Note Purchase Agreement or any other Transaction Document proves untrue in any material respect when made or deemed made and, if capable of cure, remains uncured for thirty (30) days after the earlier of the Company becoming aware of such default and the Company receiving written notice from the Holder regarding such default.

(D) (i) Failure by the Company or any Subsidiary to pay when due any principal of or interest on or any other amount payable in respect of one or more items of indebtedness with an aggregate outstanding principal amount equal to or greater than twenty-five million dollars ($25,000,000.00), in each case beyond the grace period, if any, provided therefor or (ii) the breach or default by the Company or any Subsidiary with respect to any other term of (x) one or more items of indebtedness with an aggregate outstanding principal amount equal to or greater than twenty-five million dollars ($25,000,000.00) or (y) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be.

(E) Bankruptcy or insolvency events of the Company or any Subsidiary, including commencement of any voluntary or involuntary proceeding under any Bankruptcy Law, appointment of a custodian, assignment for the benefit of creditors, or admission of inability to pay debts as they become due.

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(F) Any Security Document or lien purported to be created thereunder shall cease to be in full force and effect or shall cease to give the Holder the first priority lien purported to be created thereby, except as expressly permitted hereunder.

(G) Judgments against the Company or any Subsidiary in excess of twenty five million dollars ($25,000,000.00) that are not paid, bonded or otherwise stayed within forty-five (45) days.

(H) The Company’s failure to deliver, when required by this Note, a Fundamental Change Notice, if such failure is not cured within five (5) Business Days after its occurrence.

Section 8.02. Remedies.

Upon and during the continuance of any Event of Default, the Holder may:

(A) declare all or any portion of the outstanding principal, accrued interest and other Obligations immediately due and payable;

(B) terminate the Availability Period and the Commitment;

(C) increase the interest rate to the Default Interest rate; and

(D) exercise any rights and remedies available at law, in equity or under the Security Documents, including foreclosure on the Collateral, all without presentment, demand, protest or further notice.

Article 9. Transfers; Registers

Section 9.01. Transfers.

Subject to applicable securities laws, prior to the occurrence of an Event of Default, this Note and the Holder’s rights hereunder may not be assigned by the Holder without the Company’s consent. The Company shall not assign its rights or obligations hereunder without the Holder’s prior written consent.

Section 9.02. Registrar; Paying Agent.

(A) Generally. The Company will maintain (i) an office or agency in the continental United States where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency in the continental United States where Notes may be presented for payment (the “Paying Agent”). The Company shall initially act as Registrar, Paying Agent, but may appoint other entities to fill these roles from time to time.

(B) Duties of the Registrar. The Registrar will keep a record (the “Register”) of the names and addresses of the Holder, the Notes held by the Holder and the transfer, exchange, repurchase. Absent manifest error, the entries in the Register will be conclusive and the Company may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly.

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Article 10. Amendments, Supplements and Waivers

Section 10.01. Without the Consent of Holder.

Notwithstanding anything to the contrary in Section 10.02, the Company may amend or supplement this Note without the consent of any Holder to:

(A) cure any ambiguity or correct any omission, defect or inconsistency in this Note;

(B) add guarantees with respect to the Company’s obligations under this Note;

(C) add additional collateral to secure the Notes;

(D) add to the Company’s covenants or Events of Default for the benefit of the Holder or surrender any right or power conferred on the Company;

(E) provide for the assumption of the Company’s obligations under this Note pursuant to, and in compliance with, Article 6.

(F) make any other change to the Note that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holder, as such, in any material respect.

Section 10.02. With the Consent of Holder.

(A) Generally. Subject to Section 10.01, and the immediately following sentence, the Company may, with the consent of the Holder of a majority in aggregate principal amount of the Notes then outstanding, amend or supplement this Note or waive compliance with any provision of this Note. Notwithstanding anything to the contrary in the foregoing sentence, but subject to Section 10.01, without the consent of each affected Holder, no amendment or supplement to this Note, or waiver of any provision of this Note, may:

(i) reduce the principal, or extend the stated maturity, of the Note;

(ii) reduce the rate, or extend the time for the payment, of interest on the Note;

(iii) reduce the amount of Notes whose Holder must consent to any amendment, supplement, waiver or other modification;

(iv) change the ranking of the Note;

(v) make the Note payable in money, or at a place of payment, other than that stated in this Note; or

(vi) make any direct or indirect change to any amendment, supplement, waiver or modification provision of this Notes that requires the consent of the affected Holder.

For the avoidance of doubt no amendment or supplement to this Note, or waiver of any provision of this Note, may change the amount or type of consideration due on any Note (whether

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on an Interest Payment Date, Fundamental Change Repurchase Date or the Maturity Date, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of the affected Holder.

(B) Holder Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 10.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 10.03. Notice of Amendments, Supplements and Waivers.

As soon as reasonably practicable after any amendment, supplement or waiver pursuant to Section 10.01 or Section 10.02 becomes effective, the Company will send to the Holder notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof; provided, however, that the Company will not be required to provide such notice to the Holder if such amendment, supplement or waiver is included in a periodic report filed by the Company with the SEC within four (4) Business Days of its effectiveness. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 10.04. Revocation, Effect and Solicitation of Consents; Special Record Dates; Etc.

(A) Revocation and Effect of Consents. The consent of a Holder of a Note to an amendment, supplement or waiver will bind (and constitute the consent of) each subsequent Holder of the Note to the extent the same evidences any portion of the same indebtedness as the consenting Holder’s Note, subject to the right of any Holder of the Note to revoke (if not prohibited pursuant to Section 10.04(B)) any such consent with respect to such Note by delivering notice of revocation to the Company before the time such amendment, supplement or waiver becomes effective.

(B) Special Record Dates. The Company may, but is not required to, fix a record date for the purpose of determining the Holder entitled to consent or take any other action in connection with any amendment, supplement or waiver pursuant to this Article 10. If a record date is fixed, then, notwithstanding anything to the contrary in Section 10.04(A), only Persons who are Holders as of such record date (or their duly designated proxies) will be entitled to give such consent, to revoke any consent previously given or to take any such action, regardless of whether such Persons continue to be Holders after such record date; provided, however, that no such consent will be valid or effective for more than one hundred and twenty (120) calendar days after such record date.

(C) Solicitation of Consents. For the avoidance of doubt, each reference in this Note to the consent of a Holder will be deemed to include any such consent obtained in connection with a repurchase of, or tender or exchange offer for, the Note.

(D) Effectiveness and Binding Effect. Each amendment, supplement or waiver pursuant to this Article 10 will become effective in accordance with its terms and, when it becomes effective with respect to any Note (or any portion thereof), will thereafter bind every Holder of such Note (or such portion).

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Section 10.05. Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of the Note, then the Company may, in its discretion, in exchange for such Note, issue, execute and deliver a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 10.05 will not impair or affect the validity of such amendment, supplement or waiver.

Article 11. Satisfaction and Discharge

Section 11.01. Termination of Company’s Obligations.

This Note will be discharged, and will cease to be of further effect, when:

(A) this Note has (i) been delivered to the Company for cancellation; or (ii) become due and payable for an amount of cash, as applicable, that has been fixed;

(B) the Company has caused there to be delivered to the Holder, cash sufficient to satisfy all amounts or other property due on all Notes then outstanding; and

(C) the Company has paid all other amounts payable by it under this Note;

provided, however, that Section 12.01 will survive such discharge and, until no Notes remain outstanding, the obligations of the Paying Agent with respect to money or other property deposited with them will survive such discharge.

Section 11.02. Repayment to Company.

Subject to applicable unclaimed property law, the Paying Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Paying Agent will have no further liability to any Holder with respect to such cash or other property, and Holder entitled to the payment or delivery of such cash or other property must look to the Company for payment as a general creditor of the Company.

Section 11.03. Reinstatement.

If the Paying Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.02 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of this Note pursuant to Section 11.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holder thereof, then the Company will be subrogated to the rights of the Holder to receive such cash or other property from the cash or other property, if any, held by the Paying Agent, as applicable.

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Article 12. MISCELLANEOUS

Section 12.01. Notices.

Any notice or communication by the Company to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Vroom, Inc.
1375 Broadway, 11th Floor
New York, NY 10018
Attention: Chief Legal Officer
legal@vroom.com

with a copy (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention: Ian D. Schuman

The Company, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to the Holder) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

All notices or communications required to be made to a Holder pursuant to this Note must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in this Note, (A) whenever any provision of this Note requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of this Note requires a party to send notice to more than one receiving party, and each

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receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 12.02. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under this Note for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, the Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 12.03. Governing Law; Waiver of Jury Trial.

THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED BY THIS NOTE.

Section 12.04. Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon this Note or the transactions contemplated by this Note may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in Section 12.01 will be effective service of process for any such suit, action or proceeding brought in any such court. The Company and the Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 12.05. Successors.

All agreements of the Company in this Note will bind its successors.

Section 12.06. Force Majeure.

Each Note Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility under this Note by reason of any occurrence beyond its control (including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities,

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communications or computer (software and hardware) services; it being understood that the Note Agents shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances).

Section 12.07. Severability.

If any provision of this Note is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

Section 12.08. Counterparts.

The parties may sign any number of copies of this Note. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Note by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 12.09. Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Note have been inserted for convenience of reference only, are not to be considered a part of this Note and will in no way modify or restrict any of the terms or provisions of this Note.

Section 12.10. [Reserved]

Section 12.11. Statements Required in Officer’s Certificate and Opinion of Counsel.

Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Note will include:

(A) a statement that the signatory thereto has read such covenant or condition;

(B) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained therein are based;

(C) a statement that, in the opinion of such signatory, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(D) a statement as to whether, in the opinion of such signatory, such covenant or condition has been satisfied.

[The Remainder of This Page Intentionally Left Blank]

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Form of Note Purchase Request

VROOM, INC.

Senior Secured Delayed Draw Notes due 2026

Pursuant to Section 2.02 of the Note, the undersigned hereby requests a Note purchase as follows:

Requested Funding Date: [  ] (must be a Business Day within the Availability Period)

Principal Amount: $[  ] (in minimum and integral amounts as required)

The undersigned certifies that the conditions in Sections 2.03, 2.04 and 2.08 (as applicable) are satisfied as of the date hereof and will be satisfied on the Requested Funding Date.

By:
Name: Title:

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ASSIGNMENT FORM

VROOM, INC.

Senior Secured Delayed Draw Notes due 2026

Subject to the terms of the Note, the undersigned Holder of the within Note assigns to:

Name:
Address:
Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date:
(Legal Name of Holder)

By:
Name: Title:

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TRANSFEROR ACKNOWLEDGMENT

If the within Note bears a Restricted Note Legend, the undersigned further certifies that (check one):

☐ Such Transfer is being made to the Company or a Subsidiary of the Company.
☐ Such Transfer is being made pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of the Transfer.
☐ Such Transfer is being made pursuant to, and in accordance with, Rule 144A under the Securities Act, and, accordingly, the undersigned further certifies that the within Note is being transferred to a Person that the undersigned reasonably believes is purchasing the within Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A. If this item is checked, then the transferee must complete and execute the acknowledgment contained on the next page.
☐ Such Transfer is being made pursuant to, and in accordance with, any other available exemption from the registration requirements of the Securities Act (including, if available, the exemption provided by Rule 144 under the Securities Act).

Date:

(Legal Name of Holder)

By:
Name: Title:

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TRANSFEREE ACKNOWLEDGMENT

The undersigned represents that it is purchasing the within Note for its own account, or for one or more accounts with respect to which the undersigned exercises sole investment discretion, and that and the undersigned and each such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act. The undersigned acknowledges that the transferor is relying, in transferring the within Note on the exemption from the registration and prospectus‑delivery requirements of the Securities Act of 1933, as amended, provided by Rule 144A and that the undersigned has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A.

Date:

(Name of Transferee)

By:
Name: Title:

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